Exhibit 10.5

FIFTH AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of the 6th day of August 2014 (the “Effective Date”) by and between MARTIN S. HUGHES (the “Executive”) and REDWOOD TRUST, INC., a Maryland Corporation (the “Company”).

WHEREAS, the Executive and the Company have entered into an Amended and Restated Employment Agreement dated as of March 31, 2009 (as subsequently amended as of March 17, 2010, February 24, 2011, May 17, 2012, and December 14, 2012, the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to enter into this Agreement for purposes of amending the Employment Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy which is hereby acknowledged, the Executive and the Company hereby agree that the Employment Agreement is hereby amended as follows effective upon the Effective Date:

(1) Section 3(a) of the Employment Agreement shall be amended, effective as of January 1, 2014, to replace the base salary amount of “$700,000” specified therein with “$725,000”.

 Except as hereby specifically amended or modified, the terms of the Employment Agreement, as amended by this Agreement, shall remain in full force and effect. This Agreement may be executed by the parties hereto in two counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement. This Agreement shall be governed in all respects by the laws of the State of California (without regard to conflict of law principles).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above written.

REDWOOD TRUST, INC.

By:	/s/ ANDREW P. STONE
Name: Andrew Stone
Title: General Counsel & Secretary

MARTIN S. HUGHES

/s/ MARTIN S. HUGHES